UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. )

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Filed by a Party other than the Registrant [ ]

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[ ]	Preliminary Proxy Statement
[ ]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]	Definitive Proxy Statement
[X]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to §240.14a-12

Neuberger Berman Next Generation Connectivity Fund Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Dear Stockholder:

The Board of Directors of NBXG is unanimously urging you to vote FOR the re-election of your Board’s highly qualified and experienced current Directors:
Marc Gary
Martha Goss
Michael M. Knetter
by promptly completing, signing, dating, and returning the enclosed WHITE proxy card or voting online or by phone as described on the WHITE proxy card.
Your vote is important, no matter how many shares you own.  We urge you to support your Fund’s current Directors who are focused on the best interest of ALL stockholders and dedicated to enhancing the value of your investment.
Saba Capital Master Fund Ltd. (“Saba”), an opportunistic hedge fund, has submitted a nominee for election as a director on your Fund’s Board.
Your Fund’s Board believes that Saba seeks to disrupt the experienced and reliable oversight provided by your Fund’s Board for its own gain and does not care about impairing your Fund and limiting its long-term investment potential.
Each current Director offers specialized expertise that contributes to the overall perspective and performance of the Board as a whole.  Replacing any existing Directors of your Fund could jeopardize the balance of skills across the entire Board and may undermine the performance of the Board and the Fund.
VOTE THE WHITE PROXY CARD FOR YOUR
CURRENT DIRECTORS

We Plan to Vigorously Defend YOUR FUND!
_______________________________
Unlike prior years, stockholders may receive multiple proxy cards this year. It is important that you vote and return all WHITE proxy cards and DO NOT return any GOLD proxy card(s) sent by Saba.
Your Fund has retained EQ Fund Solutions, (“EQ”) as its proxy solicitor.  If representatives of EQ call you, they will clearly identify themselves as the proxy solicitor for the Fund.
We urge you to VOTE FOR THE RE-ELECTION OF YOUR FUND'S NOMINEES (PROPOSAL 1) by filling out and signing the enclosed WHITE PROXY CARD and returning it to us in the enclosed postage-paid envelope or voting online or by phone using the instructions on the WHITE PROXY CARD.  Do not vote for the Saba nominee or sign or return any proxy card sent to you by Saba.
YOUR FUND NEEDS ALL OF ITS STOCKHOLDERS TO VOTE – NOT VOTING HELPS DISSIDENT SABA AND WE BELIEVE WILL NEGATIVELY IMPACT THE LONG-TERM PROSPECTS OF THE FUND.
PLEASE DO NOT SEND BACK SABA'S GOLD PROXY CARD, even to withhold votes on Saba’s nominee, as this may cancel any prior vote for your Fund's nominees.  If you have already returned Saba’s gold proxy card, you can still support your Board and your Fund by returning the enclosed WHITE PROXY CARD.  Only your latest dated proxy card submission will count.
If you have any questions, please contact our proxy solicitor:

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